Exhibit 99.1
Contact:
David Fraser
Philip Morris International
T. +41 (0)79 843 8603
E. david.fraser@pmi.com

Philip Morris International Relocates Corporate Headquarters to Connecticut
Gov. Lamont welcomes approximately 200 new jobs in a boost to Connecticut’s economy
The U.S. plays a critical role in PMI’s mission to create a smoke-free future

New York—June 22, 2021—Philip Morris International (PMI) (NYSE:PM) today announced the relocation of its corporate headquarters to Connecticut from New York. The move, which was facilitated with the support of Gov. Ned Lamont’s office, will bring approximately 200 jobs to the state—providing a boost to the state’s economy. The new headquarters is expected to be operational by summer 2022.
“Connecticut offers a valuable mix of technological know-how, future-forward thinking, and an open-minded approach to problem-solving,” said Jacek Olczak, CEO of PMI. “We consider it an ideal location for our new U.S. head office, where we will be working to more quickly achieve our vision of a smoke-free future. We are excited about what the state has to offer our company, our employees, and their families—and we very much look forward to integrating into the community in a meaningful way.”
“We are amid a profound transformation at PMI,” continued Olczak, “and our new base in Connecticut will serve to accelerate our progress. Beyond replacing cigarettes with better alternatives, we intend to draw on our expertise in life and medical sciences to develop solutions in areas that include respiratory drug delivery and botanicals. Through our product innovations, sustainability leadership, people-centered employment practices, and community involvement, we intend to be a source of pride for the state.”
The new office—which is also PMI’s headquarters—will house the Americas teams and members of other corporate functions. PMI’s Operations Center will remain in Lausanne, Switzerland, to continue to support the business across the globe. The company employs a workforce of more than 71,000 worldwide.
“We are excited to welcome PMI to the State of Connecticut, showing once again that our state is a growing and thriving ecosystem for businesses,” said Connecticut Gov. Ned Lamont. “They recognize what we’ve been saying for years: Connecticut is a wonderful place to raise a family and a competitive place to conduct business. I am also impressed by their culture and desire to integrate closely into the communities in which they operate, and we look forward to seeing their active and charitable contributions to our state.”
“Philip Morris International’s move to Southwest Connecticut will bring approximately 200 good-paying jobs that will boost our economy and augment the tax base which funds our schools, infrastructure, and essential community services,” said Representative Jim Himes, D-Conn. “As our area recovers from

COVID-19, I’m pleased to see new economic investment in our community, and thank Governor Lamont for his laser-like focus.”

PMI is widely recognized as a top employer and a leader in gender equity, equitable pay, and environmental, social, and corporate governance (ESG) measures. Recognitions include:
–The first international company to achieve global EQUAL-SALARY certification
–Included in the 2021 Bloomberg Gender-Equality Index
–Certified Global Top Employer for five consecutive years by the Top Employers Institute
–Ranked on CDP’s A List for climate change for seven years in a row
–Included in the Dow Jones Sustainability Index North America
–Awarded CDP’s “triple A” score in 2020 for efforts to combat climate change and the protection of forests and water security

Since 2016, PMI has undergone a major business transformation, moving away from cigarettes and other combustible tobacco products in favor of smoke-free alternatives that, while not risk-free, are scientifically substantiated to be a better choice than continued smoking. PMI is committed to a smoke-free future, and its noncombustible products already accounted for nearly 30 percent of net revenues in the first quarter of 2021. Building on this progress, the company has accelerated its ambitions, now aiming to be a majority smoke-free company in terms of net revenues by the end of 2025.
The potential public health impact of PMI’s scientifically substantiated smoke-free products is increasingly being recognized by governments and public health authorities. For instance, in the U.S., the Food and Drug Administration (FDA) has issued marketing authorizations for IQOS, PMI’s electronically heated tobacco system. In July 2020, the FDA authorized the IQOS 2.4 system as a Modified Risk Tobacco Product (MRTP), concluding that issuing exposure modification orders for the system is “appropriate to promote the public health” and is “expected to benefit the health of the population as a whole.” The agency is now conducting a scientific review of the company’s MRTP application for the IQOS 3 system, which was authorized for sale in the U.S. in December 2020.
Globally, as of March 31, 2021, an estimated 14 million adults have switched to IQOS and stopped smoking.
Note to editor:
•IQOS is available in the U.S. market through an exclusive license with Altria Group, Inc.

Philip Morris International: Delivering a Smoke-Free Future
Philip Morris International (PMI) is leading a transformation in the tobacco industry to create a smoke-free future and ultimately replace cigarettes with smoke-free products to the benefit of adults who would otherwise continue to smoke, society, the company, its shareholders, and its other stakeholders. PMI is a leading international tobacco company engaged in the manufacture and sale of cigarettes, as well as smoke-free products, associated electronic devices and accessories, and other nicotine-containing products in markets outside the U.S. In addition, PMI ships versions of its IQOS Platform 1 device and consumables to Altria Group, Inc. for sale under license in the U.S., where these products have received marketing authorizations from the U.S. Food and Drug Administration (FDA) under the premarket tobacco product application (PMTA) pathway; the FDA has also authorized the marketing of a version of IQOS and its consumables as a Modified Risk Tobacco Product (MRTP), finding that an exposure modification order for these products is appropriate to promote the public health. PMI is building a future on a new category of smoke-free products that, while not risk-free, are a much better choice than continuing to smoke. Through multidisciplinary capabilities in product development, state-of-the-art facilities, and scientific substantiation, PMI aims to ensure that its smoke-free products meet adult consumer preferences and rigorous regulatory requirements. PMI’s smoke-free product portfolio includes heat-not-burn and nicotine-containing vapor products. As of March 31, 2021, PMI’s smoke-free products are available for sale in 66 markets in key cities or nationwide, and PMI estimates that approximately 14.0 million adults around the world have already switched to IQOS and stopped smoking. For more information, please visit www.pmi.com and www.pmiscience.com.

Forward-Looking Statements
This press release contains projections of future results and other forward-looking statements. Achievement of future results is subject to risks, uncertainties and inaccurate assumptions. In the event that risks or uncertainties materialize, or underlying assumptions prove inaccurate, actual results could vary materially from those contained in such forward-looking statements. Pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, PMI is identifying important factors that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in any forward-looking statements made by PMI.
PMI’s business risks include: excise tax increases and discriminatory tax structures; increasing marketing and regulatory restrictions that could reduce our competitiveness, eliminate our ability to communicate with adult consumers, or ban certain of our products; health concerns relating to the use of tobacco and other nicotine containing products and exposure to environmental tobacco smoke; litigation related to tobacco use and intellectual property; intense competition; the effects of global and individual country economic, regulatory and political developments, natural disasters and conflicts; changes in adult smoker behavior; lost revenues as a result of counterfeiting, contraband and cross-border purchases; governmental investigations; unfavorable currency exchange rates and currency devaluations, and limitations on the ability to repatriate funds; adverse changes in applicable corporate tax laws; adverse changes in the cost, availability, and quality of tobacco and other agricultural products and raw materials, as well as components and materials for our electronic devices; and the integrity of our information systems and effectiveness of our data privacy policies. PMI's future profitability may also be adversely affected if we are unsuccessful in our attempts to produce and commercialize reduced-risk products (“RRPs”) or if regulation or taxation do not differentiate between such products and cigarettes; if we are unable to successfully introduce new products, promote brand equity, enter new markets or improve our margins through increased prices and productivity gains; if we are unable to expand our brand portfolio internally or through acquisitions and the development of strategic business relationships; or if we are unable to attract and retain the best global talent. Future results are also subject to the lower predictability of our reduced-risk product category’s performance.
PMI is further subject to other risks detailed from time to time in its publicly filed documents, including the Form 10-Q for the quarter ended March 31, 2021. PMI cautions that the foregoing list of important factors is not a complete discussion of all potential risks and uncertainties. PMI does not undertake to update any forward-looking statement that it may make from time to time, except in the normal course of its public disclosure obligations.
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